Exhibit 10.46

Fourth Amendment to Employment Agreement

This Fourth Amendment to Employment Agreement (this “Fourth Amendment”) is entered into as of this 8th day of January 2024 and is effective as of January 1, 2024, by and between Joshua Hexter, an individual residing in Jerusalem, Israel (the “Executive”), and Oramed Ltd., a company incorporated under the laws of the State of Israel, with an address at 20 Mamilla Ave., Jerusalem, Israel 9414904 (the “Company”).

WHEREAS, the Company and the Executive entered into an employment agreement, dated as of August 18, 2019, as amended on September 19, 2021 and as further amended effective July 1, 2022 and April 17, 2023 (collectively the “Employment Agreement”); and

WHEREAS, Company and the Executive desire to amend the terms and conditions of the Employment Agreement to increase the Executive’s salary.

NOW, THEREFORE, the Company and the Executive agree as follows:

1.	In Section 2.1(a) of the Employment Agreement - Salary, the following paragraph is hereby added:

As	of January 1, 2024, the Executive shall be entitled to a gross monthly salary of NIS 70,840 (the “Salary”).

2.	The following paragraph shall replace Section 3.2

3.2	Keren Hishtalmut. The Company shall make monthly contributions on the Executive's behalf to a recognized advanced study fund (the “Fund” (“Keren Hishtalmut”) in an amount equal to 7.5% of the Salary up to NIS 64,400. In addition, the Company shall deduct 2.5% from the Salary up to NIS 64,400 and transfer those monies to the Study Fund. The Employee shall bear any and all taxes, which may apply with respect to such benefit.

3. Except for the changes and/or additions stated herein, all the other terms of the Employment Agreement shall remain valid and bind the parties without any change. In the case of a contradiction between the provisions of this Fourth Amendment and the provisions of the Employment Agreement, the provisions of this Fourth Amendment shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Employment Agreement shall be deemed to be the Employment Agreement as amended by this Fourth Amendment.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Employment Agreement as of January 8, 2024.

Oramed Ltd.

Nadav Kidron, CEO

Joshua Hexter